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                                                                       EXHIBIT 7

                        Consent of Independent Auditors

We consent to the reference to our firm under this caption "Experts" in the Prospectus and to the use of our reports (1) dated February 15, 2001 with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio, and (2) dated February 2, 2001, with respect to financial statements of the WRL Series Life Corporate Account, included in Post-Effective Amendment No. 6 to the Registration Statement (Form S-6 No. 333-57681) and related Prospectus of WRL Series Life Corporate Account.


                                                  /s/ ERNST & YOUNG LLP

Des Moines, Iowa
April 25, 2001